                           SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                              Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Rule 14a-12

                            Applied Micro Circuits
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                              SAN DIEGO, CA 92121

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 30, 2001

To The Stockholders Of Applied Micro Circuits Corporation:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, California 92121 on Thursday, August 30, 2001, at 10:00 a.m., local time, for the following purposes:

  1. To elect nine (9) directors to hold office until the 2002 Annual Meeting of Stockholders;

  2. To approve an amendment to the Company's 1998 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 8,000,000 shares to a total of 11,200,000 shares;

  3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending March 31, 2002; and

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on July 2, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ William E. Bendush
                                          William E. Bendush
                                          Secretary

San Diego, California
July 12, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET. VOTING BY TELEPHONE OR INTERNET WILL HELP THE COMPANY SAVE MONEY.

                        THANK YOU FOR ACTING PROMPTLY.

                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                              SAN DIEGO, CA 92121

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 30, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy (the "Proxy") is solicited on behalf of the Board of Directors (the "Board") of Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, August 30, 2001 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, CA 92121. The Company intends to mail this solicitation material on or about July 12, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. If necessary, original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of Common Stock at the close of business on July 2, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 2, 2001 the Company had outstanding and entitled to vote 300,942,540 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  Should you receive more than one Proxy because your shares are registered in different names or addresses, please be sure to sign and return each Proxy to assure that all of your shares will be voted. Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector also will determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by Proxy at the Annual Meeting as required under Delaware law. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote if present in person or represented by Proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any Proxy which is returned using the form of Proxy enclosed and which is not marked as to a particular item will be voted with respect to any such item FOR each of the named nominees for election as directors and FOR each of the proposals set forth in the Notice of Meeting, and as the Proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed Proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Voting Via the Internet or by Telephone

  Stockholders may grant a Proxy to vote their shares by means of the telephone or on the Internet provided that each such Proxy contains or is submitted with information from which the Inspector can determine that such Proxy was authorized by the stockholder.

  The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a Proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a Proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Voting by telephone or Internet will help the company save money.

For Shares Registered in Your Name

  Stockholders of record may go to http://www.proxyvote.com to grant a Proxy to vote their shares by means of the Internet. They will be required to provide the 12-digit control number contained on their Proxy cards. The voter will then be asked to complete an electronic Proxy card. The votes represented by such Proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a Proxy to vote shares by calling 1-800-690-6903 and following the recorded voting instructions.

For Shares Registered in the Name of a Broker or Bank

  Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's Proxy card.

  A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a Proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

  Votes submitted via the Internet or by telephone must be received by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Submitting your Proxy via the Internet or by telephone will not affect your right to vote in person should you decide to revoke your Proxy and vote at the Annual Meeting. Please do not return your Proxy if you vote by telephone or Internet.

Revocability of Proxies

  Any person giving a Proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office (Attention: William E. Bendush, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, CA

92121) a written notice of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  Proposals of stockholders that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") must be received by the Company no later than March 14, 2002, in order to be included in the Proxy Statement relating to that annual meeting. The deadline for submitting a nomination for director or proposal that is not to be included in that Proxy Statement and Proxy is not earlier than the close of business on May 2, 2002, nor later than the close of business on June 1, 2002. Stockholders are advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's Bylaws currently authorize the election of nine (9) directors to serve on the Board. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. Eight (8) directors have been previously elected by the Company's stockholders and one
(1) director, Mr. Price, has been previously elected by the Board.

  Directors are elected by a plurality of the votes present in person or represented by Proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

Nominees

  The names of the nominees and certain information about them are set forth below:

                                      Principal Occupation/
                                      Position Held With the
 Name                          Age           Company             Director Since
 ----                          --- ---------------------------   --------------
 David M. Rickey (4)..........  45 Chairman of the Board,             1996
                                    Chief Executive Officer
                                    and President of the
                                    Company

 Roger A. Smullen, Sr. (4)....  65 Vice Chairman of the Board         1982

 William K. Bowes, Jr. (1)....  75 General Partner of U.S.            1980
                                    Venture Partners

 Franklin P. Johnson, Jr. (1).  72 General Partner of Asset           1980
                                    Management Partners

 L. Wayne Price (1)...........  40 Chief Executive Officer and        2001
                                    Co-Founder of Valiant
                                    Networks

 S. Atiq Raza (2) (3).........  51 Chairman of the Board and          1999
                                    Chief Executive Officer of
                                    Raza Foundries, Inc.

 Douglas M. Spreng............  57 Senior Vice President of           2000
                                    the Company's Switching
                                    and Network Processing
                                    business unit, and
                                    President of MMC Networks,
                                    an AMCC Company

 Arthur B. Stabenow (2) (3)...  62 Retired executive officer          1988

 Harvey P. White (2) (3)......  67 Chairman of the Board and          1999
                                    Chief Executive Officer of
                                    Leap Wireless
                                    International, Inc.

--------
(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nominating Committee

(4) Member of Stock Option Committee

  David M. Rickey has served as the Company's President, Chief Executive Officer and as a director since February 1996. In August 2000, Mr. Rickey was elected Chairman of the Board. From August 1993 to May 1995, Mr. Rickey served as the Company's Vice President of Operations. From May 1995 to February 1996, Mr. Rickey served as Vice President of Operations at NexGen, a semiconductor company. Previously, for eight years, Mr. Rickey was employed by Northern Telecom United, a telecommunications manufacturer, where he led the wafer fab engineering and manufacturing operations in both Ottawa, Canada and San Diego, California. Mr. Rickey is a director of Macropore, Inc. Mr. Rickey has earned B.S. degrees from both Marietta College (summa cum laude) and Columbia University. In addition, Mr. Rickey received an M.S. in Materials Science and Engineering from Stanford University.

  Roger A. Smullen, Sr. was elected Vice Chairman of the Board in August 2000. Prior to August 2000, Mr. Smullen served as the Chairman of the Company's Board from October 1982. Mr. Smullen also served as Acting Vice President, Operations of the Company from August 1997 through October 1997 and the Company's Chief Executive Officer from April 1983 until April 1987. Previously, he was Senior Vice President of Operations of Intersil, Inc.'s semiconductor division. In 1967, Mr. Smullen co-founded National Semiconductor Corporation, a manufacturer of integrated circuits. Prior to that, he was Director of Integrated Circuits at Fairchild Semiconductor, a manufacturer of integrated circuits. Mr. Smullen is currently a director of Micro Linear Corporation, a manufacturer of integrated circuits. He holds a B.S. in Mechanical Engineering from the University of Minnesota.

  William K. Bowes, Jr. has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment entity, since July 1981. Mr. Bowes serves as a director of Amgen, Inc., XOMA Corporation and Lynx Therapeutics, Inc. Mr. Bowes holds a B.A. in Economics from Stanford University and an M.B.A. from the Harvard Business School.

  Franklin P. Johnson, Jr. has served as a director of the Company since April 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership. Mr. Johnson has been a private venture capital investor for more than 35 years. Mr. Johnson is a director of Amgen, Inc. and IDEC Pharmaceuticals Corporation. Mr. Johnson holds a B.S. from Stanford University and an M.B.A. from the Harvard Business School.

  L. Wayne Price became a director of the Company in March 2001. Mr. Price is currently the Chief Executive Officer and co-founder of Valiant Networks. Mr. Price co-founded Valiant Networks in November 1999. Prior to founding Valiant Networks, Mr. Price was the Vice President of Network Architecture and Chief Technology Officer at Williams Networks. As Chief Technology Officer of Williams, Mr. Price was responsible for the development of Williams Multi-Service Broadband Network from April 1995 to November 1999. From November 1986 to April 1995, he was with WilTel. Mr. Price held engineering positions with MCI, ASA and the United States Air Force. Mr. Price has more than 20 years of experience in the telecommunications industry.

  Douglas C. Spreng joined the Company in October 2000 when the Company acquired MMC Networks, Inc. Mr. Spreng joined MMC Networks in April 1999. Prior to MMC Networks, Mr. Spreng was Executive Vice President of the Client Access Business Unit at 3Com Corporation for seven years. In the early 1990's, Mr. Spreng was President and Chief Operating Officer of Cellnet Data Systems. He began his career with Hewlett Packard Company, where he held various marketing, manufacturing and general management positions for more than 23 years. Mr. Spreng is a director of Silicon Image, Inc. He holds a B.S.E.E. degree from the Massachusetts Institute of Technology and an M.B.A. from the Harvard Business School.

  Arthur B. Stabenow has served as a director of the Company since July 1988. Mr. Stabenow was Chairman, President and Chief Executive Officer of Micro Linear Corporation, a manufacturer of integrated circuits from April 1986 until his retirement in January 1999. Mr. Stabenow has over 35 years of experience in the semiconductor industry. From January 1979 to March 1986, he was employed as a vice president and general manager at National Semiconductor Corporation. Mr. Stabenow is currently a director of Zoran, Inc. Mr. Stabenow holds an M.B.A. from the University of New Haven.

  S. Atiq Raza has served as a director of the Company since September 1999. Mr. Raza is Chairman of the Board and Chief Executive Officer of Raza Foundries, Inc., a company that builds and operates broadband networking and communications companies, which he founded in October 1999. Mr. Raza was the President and

Chief Operating Officer of Advanced Micro Devices, a semiconductor company, from January 1996 to March 1999. From October 1988 to January 1996, he was with NexGen, where he held the positions of Chairman, Chief Executive Officer and President. He also is a director of Procket Networks, Inc., Nishan Systems and Mellanox Technologies, Ltd. Mr. Raza holds a B.S.E.E. degree from the University of London, and an M.S. in Materials Science from Stanford University.

  Harvey P. White has served as a director of the Company since April 1999. Since September 1998, Mr. White has been Chairman and Chief Executive Officer of Leap Wireless International, an operator of wireless telephone systems. Mr. White was one of the founders of QUALCOMM Incorporated and served as its President from May 1992 through June 1998. Prior to May 1992, he served as Executive Vice President and Chief Operating Officer of QUALCOMM and was on its Board of Directors since it began operations in July 1985 until September 1998. Mr. White holds a B.A. in economics from Marshall University.

                             THE BOARD RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Board Committees and Meetings

  During the fiscal year ended March 31, 2001 the Board held ten meetings and acted by unanimous written consent two times. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he served. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

  Audit Committee. The Audit Committee, currently consisting of directors Bowes, Johnson and Price, held six meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of independent auditors to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The Audit Committee has reviewed and discussed the audited financial statements with management and the Company's independent auditors.

  The Board adopted and approved a charter for the Audit Committee in April 2000. A copy of the charter is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

  Compensation Committee. The Compensation Committee, currently consisting of directors Stabenow, Raza and White, three of the Company's non-employee directors, held four meetings during the last fiscal year and acted by unanimous written consent seven times. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and stock option and other long-term equity incentives. The Compensation Committee also administers the Company's stock option program with respect to the Company's executive officers and Board members.

  Nominating Committee. In April 2001, the Company formed a Nominating Committee. The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee, consisting of directors Stabenow, Raza and White, held no meetings during the last fiscal year.

  Stock Option Committee. The Stock Option Committee, currently consisting of directors Rickey and Smullen, did not meet, but took action by unanimous written consent numerous times, during the last fiscal year. The Stock Option Committee has authority to grant under the 1992 Stock Option Plan, the 1998 Stock Incentive Plan and the 2000 Equity Incentive Plan stock options to purchase up to 75,000 shares of the Company's Common Stock to eligible individuals other than the Company's executive officers or Board members.

                                PROPOSAL NO. 2

      APPROVAL OF THE AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

  In May 1998, the Board adopted the Company's 1998 Employee Stock Purchase Plan ("Purchase Plan").

  In April 2001, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 3,200,000 shares to a total of 11,200,000 shares. The Board believes that the adoption of this proposal is in the best interests of the Company for the following reasons.

  The Purchase Plan is intended to enable the Company and its subsidiaries to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, and to promote the success of the Company's business. The Company believes that the Purchase Plan also increases stockholder value by further aligning the interests of its employees with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board believes that the Company's long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

  During the last fiscal year, shares of Common Stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: Dave Rickey 393 shares ($54.68), Thomas Tullie 367 shares ($57.83), Brent Little 1,482 shares ($18.04), Greg Winner 624 shares ($33.07), all current executive officers as a group 7,659 shares ($26.65), and all employees (excluding executive officers) as a group 226,334 shares ($25.21).

  As of March 31, 2001, an aggregate of 944,281 shares of Common Stock had been purchased under the Purchase Plan and 2,255,719 shares of Common Stock remained available for future purchase under the Purchase Plan. The Board believes that an increase to the share reserve under the Purchase Plan is necessary in order to continue operation of the Purchase Plan and avoid any potential accounting expense that may occur in the event that (i) the share reserve would not be sufficient to cover the purchase rights of employees over an ongoing two year offering period under the Purchase Plan and (ii) the Board approves a share increase (where such share increase has not yet been approved by the stockholders) and where such increase is intended to be used for the ongoing offering.

  Stockholders are requested to approve the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                             THE BOARD RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

  The essential features of the Purchase Plan are outlined below:

Purpose

  The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase shares of Common Stock through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately 1,200 employees of the Company and the Company's subsidiaries are eligible to participate in the Purchase Plan (except for employees who reside in and are citizens of the People's Republic of China).

  The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

Administration

  The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the purchase rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Purchase Plan, including, but not limited to, the power to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such purchase rights (which need not be identical), and whether employees of any subsidiary of the Company will be eligible to participate in the Purchase Plan.

  The Board has the power to delegate administration of the Purchase Plan to a committee. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee and to the Board.

Stock Subject to Purchase Plan

  Subject to approval of this Proposal, an aggregate of 11,200,000 shares of Common Stock are reserved for issuance under the Purchase Plan. If purchase rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

Offerings

  The Purchase Plan is implemented by offerings of purchase rights to all eligible employees from time to time by the Board. Currently, the Purchase Plan provides that each offering shall be 24 months long and divided into 4 shorter "purchase periods" each approximately 6 months long. If the fair market value of the shares on the last day of any purchase period (a "Purchase Date") during an offering period (other than the last Purchase Date of such offering period) is less than the fair market value of the shares on the first business day of such offering period (an "Offering Date"), then every participant in that offering is (i) automatically withdrawn from the offering at the close of such Purchase Date and after acquisition of shares for such purchase period and (ii) automatically enrolled in a new offering commencing on the first business day subsequent to such purchase period.

Eligibility

  Any person who is customarily employed at least 20 hours per week and more than five months per calendar year by the Company (or by any subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan.

  However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee's right to purchase stock may accrue at a rate that exceeds $25,000 worth of Common

Stock (determined at the fair market value of the shares at the time such purchase rights are granted) under all employee stock purchase plans of the Company and its parent and subsidiary corporations in any calendar year. In addition to the preceding limitation, under the current offering no employee may purchase more than 4,000 shares of Common Stock on any purchase date.

Participation in the Purchase Plan

  Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, a subscription agreement authorizing payroll deductions of up to 20% of such employees' compensation (as defined in the Purchase Plan) during the purchase period.

Purchase Price

  The purchase price per share at which shares of Common Stock are purchased pursuant to an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date or (ii) 85% of the fair market value of a share of Common Stock on the Purchase Date; provided, however, that in the event (A) the Company's stockholders approve an increase in the shares available for issuance under the Purchase Plan and (B) all or a portion of such additional shares are to be issued with respect to one or more offering periods that are underway at the time of such stockholder approval ("Additional Shares"), and (C) the fair market value of the Common Stock on the date of such approval (the "Approval Date Fair Market Value") is higher than the fair market value on the Offering date for any such offering period, then in such instance the purchase price with respect to the Additional Shares shall be 85% of the Approval Date Fair Market Value or the fair market value of the Common Stock on the Purchase Date, whichever is lower.

Payment of Purchase Price; Payroll Deductions

  The funds used to purchase shares of Common Stock on each Purchase Date are accumulated through payroll deductions during the course of each Purchase Period of an offering. A participant may discontinue his or her payroll deductions and withdraw from an offering by giving written notice to the Company of his or her intent to withdraw at least five (5) business days prior to each Purchase Date (withdrawal is discussed more fully below). A participant may increase or decrease payroll deductions on only one occasion during any purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

Purchase of Stock

  An eligible employee may elect to participate in the Purchase Plan by executing a subscription agreement and delivering it to the Company prior to the Offering Date. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

Withdrawal

  A participant may withdraw from a given offering by delivering to the Company a written notice of withdrawal from the Purchase Plan in the form provided by the Company. Such withdrawal may be elected at any time up to 5 business days prior to each Purchase Date.

  Upon any withdrawal from an offering by the participant, the Company will distribute to the participant his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the participant's behalf during such offering, and such participant's interest in the offering will be automatically terminated. The former participant is not entitled to again participate in that offering. However, a participant's withdrawal from an offering will not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

  If a participant terminates employment or otherwise becomes ineligible to participate in the Purchase Plan for any reason, including retirement or death, such employee's payroll contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under the Purchase Plan, and his or her purchase rights will be automatically terminated.

Restrictions on Transfer

  Neither contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to a written designation of beneficiary effective upon the death of the participant).

Adjustment Provisions

  In the event of any change in shares of Common Stock subject to the Purchase Plan resulting from a transaction not involving receipt of consideration by the Company (such as a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock), the number of shares of Common Stock which are available for issuance under the Purchase Plan and the number of shares of Common Stock covered by each purchase right under the Purchase Plan, as well as the price per share of Common Stock covered by each purchase right under the Purchase Plan which has not been exercised shall be proportionally adjusted to reflect such change in accordance with the provisions of the Purchase Plan.

Effect of Certain Corporate Transactions

  In the event of the proposed dissolution or liquidation of the Company, the offering then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Board shortens the offering then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, each participant's option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the offering.

Duration, Amendment and Termination

  The Board may terminate or amend the Purchase Plan at any time and for any reason. Unless terminated earlier, the Purchase Plan will terminate on May 19, 2018.

  Except as provided in certain corporate transactions as described above, no such termination may affect options previously granted, provided that an offering may be terminated by the Board on a Purchase Date if the

Board determines that the termination of the Purchase Plan is in the best interests of the Company and the stockholders or if continuation of an offering would cause the Company to incur adverse accounting charges resulting from a change in the generally accepted accounting rules applicable to such plans. Except as provided in certain corporate transactions as described above, no amendment may make any change in any option theretofore granted which adversely affects the purchase rights of any participant. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if (i) the amendment is necessary for the Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations or (ii) to the extent such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

  Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the offering and purchase periods, limit the frequency and/or number of changes in the amount withheld during an offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Purchase Plan.

Federal Income Tax Information

  Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

  A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

  If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

  If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

  There are no federal income tax consequences to the Company by reason of the grant or exercise of purchase rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1980. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

  Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

  Audit Fees. During the fiscal year ended March 31, 2001, the aggregate fees billed by Ernst & Young LLP for audit and audit related fees was $487,000, $207,000 of which was for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements.

  Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP for information technology consulting during the fiscal year ended March 31, 2001.

  All Other Fees. During fiscal year ended March 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $421,000.

  The Audit Committee has determined the rendering of the information technology consulting services and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

                             THE BOARD RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 25, 2001 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                          Beneficial Ownership
                                                         ----------------------
                                                         Number of  Percent of
            Beneficial Owner and Address(1)              Shares(2)  Total(2)(3)
            -------------------------------              ---------- -----------
Alliance Capital(4)..................................... 16,419,409     5.5%
 1345 Avenue of the Americas
 39th Floor
 New York, NY 10105-0096
Roger A. Smullen(5).....................................  2,479,872      *
David M. Rickey(6)......................................  1,985,842      *
Franklin P. Johnson, Jr.(7).............................  1,721,099      *
Brent E. Little(8)......................................    922,019      *
Thomas L. Tullie(9).....................................    644,823      *
Arthur B. Stabenow(10)..................................    375,593      *
William K. Bowes, Jr.(11)...............................    323,403      *
Gregory A.Winner(12)....................................    316,455      *
William E. Bendush(13)..................................    304,170      *
Harvey P. White(14).....................................    232,667      *
S. Atiq Raza(15)........................................    135,207      *
L. Wayne Price(16)......................................     41,667      *
All executive officers and directors as a group (17
 persons) (17).......................................... 12,297,881     4.1%

--------
  *  Less than one percent.

 (1) The address for the executive officers and directors of the Company is: c/o Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, CA 92121

 (2) This table is based upon information supplied by the officers, directors and principal stockholders. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (3) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days after June 25, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 300,849,058 shares of Common Stock outstanding on June 25, 2001 together with applicable options for such stockholders.

 (4) Based on SEC filings as of March 31, 2001.

 (5) Includes 160,000 shares of Common Stock issuable upon the exercise of vested options that are exercisable within 60 days of June 25, 2001.

 (6) Includes 23,805 shares of Common Stock owned by the David Rickey & Jan E. Nielsen Family Trust and 1,876,666 shares of Common Stock issuable upon the exercise of vested options that are exercisable within 60 days of June 25, 2001.

 (7) Includes 569,995 shares of Common Stock issuable upon the exercise of vested options that are exercisable within 60 days of June 25, 2001. Also includes 561,328 shares held by Mr. Johnson's wife.

 (8) Includes shares of Common Stock owned by the Little Family Trust and 861,609 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of June 25, 2001.

 (9) Includes 498,293 shares of Common Stock issuable upon the exercise of vested options that are exercisable within 60 days of June 25, 2001.

(10) Includes 116,667 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of June 25, 2001.

(11) Includes 45,600 shares of Common Stock owned by the William K. Bowes, Jr. Foundation and 223,323 shares of Common Stock issuable upon the exercise of vested options that are exercisable within 60 days of June 25, 2001.

(12) Includes 315,831 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of June 25, 2001.

(13) Includes 288,391 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of June 25, 2001.

(14) Includes 216,667 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of June 25, 2001.

(15) Includes 125,001 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of June 25, 2001.

(16) Includes 41,667 of Common Stock shares issuable upon the exercise of options that are exercisable within 60 days of June 25, 2001.

(17) Includes 6,830,375 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of June 25, 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

Compensation of Directors

  Non-employee directors of the Company receive an annual retainer of $12,000 and a fee of $500 per meeting attended. Directors also are reimbursed for customary and usual travel expenses incurred in connection with attendance at meetings of the Board.

  The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a non-employee director of the Company will be granted a stock option to purchase 100,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director. Thereafter, on April 1 of each year (starting in 2000 for non-employee directors who were serving as of November 24, 1997), each non-employee director is granted an option to purchase 50,000 shares of Common Stock if on such date, he or she has served on the Company's Board for at least six months. The exercise price of each stock option granted under the Directors' Plan is equal to the fair market value of one share of Common Stock on the date of grant. Options granted under the Directors' Plan become exercisable or "vest" in 12 equal monthly installments following the date of grant. In the event of the dissolution or liquidation of the Company, a sale of the Company or substantially all of the assets of the Company, the merger of the Company with or into another corporation or other change-in-control transaction involving the Company, the vesting of each option will accelerate, and the option will terminate unless the option is assumed by the successor corporation.

  During the last fiscal year, the Company granted options covering 600,000 shares in aggregate (100,000 shares each) to the non-employee directors of the Company at an exercise price per share of $75.0315 (adjusted to reflect the October 2000 two-for-one stock split). Mr. Price received an option grant under the Directors' Plan of 100,000 shares at an exercise price of $22.75 upon his election to the Board on March 19, 2001.

  The Company has agreed to indemnify each director and officer against certain claims and expenses for which the director might be held liable in connection with past or future services to the Company and its subsidiaries. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

  The following table shows the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated individuals who served as executive officers during the fiscal year ending March 31, 2001 (the "Named Executive Officers"), and the compensation received by each officer in the prior two fiscal years:

                          Summary Compensation Table

                                                                       Long-Term
                                                                      Compensation
                                                                      ------------
                                                                         Awards
                                                                      ------------
                                Annual Compensation                    Securities
                              -----------------------    Other Annual  Underlying   All Other
   Name and Principal          Salary                    Compensation   Options    Compensation
        Position         Year  ($)(1)       Bonus ($)       ($)(2)       (#)(3)        ($)
   ------------------    ---- ----------    ---------    ------------ ------------ ------------
David M. Rickey......... 2001   415,000       500,000(4)    2,000(5)     800,000      3,120(6)
 Chairman of the Board,  2000   348,550       350,000(7)    2,205(5)   5,280,000      3,120(6)
 President and Chief     1999   315,453       110,000(8)       --            --       3,120(6)
 Executive Officer

Thomas L. Tullie........ 2001   526,077(9)     25,000(4)    2,000(5)     225,000        --
 Senior Vice President,  2000   268,473(10)    35,000(7)    2,000(5)     540,000        --
 Sales and Operations    1999   249,199(11)    25,000(8)      --             --         --

Gregory A. Winner....... 2001   230,708       175,000(4)    3,129(5)     150,000        --
 Senior Vice President,  2000    82,115(12)    15,000(7)      432(5)   1,060,000        --
 Engineering             1999       --            --          --             --         --

William E. Bendush...... 2001   225,058       175,000(4)    2,217(5)     125,000        --
 Senior Vice President   2000   199,288(12)   100,000(7)    1,364(5)   1,300,000        --
 and Chief Financial     1999       --            --          --             --         --
 Officer

Brent E. Little......... 2001   188,942       175,000(4)    2,000(5)     150,000        --
 Senior Vice President,  2000   163,231       100,000(7)    2,107(5)     800,000        --
 Marketing               1999   126,933        30,000(8)      --         600,000        --

--------
 (1) Includes pre-tax contributions to the Company's 401(k) Plan.

 (2) Excludes certain "perquisites" which, for any named executive officer, did not in aggregate exceed the lesser of $50,000 or 10 percent of such named executive officer's total annual salary and bonus for that year.

 (3) Options granted in given fiscal year may include grants based on the officer's performance in the prior fiscal year and have been adjusted to reflect the September 1999, March 2000 and October 2000 two-for-one stock splits.

 (4) Includes fiscal 2001 bonus paid in April 2001 (fiscal 2002).

 (5) Includes matching contribution under the Company's 401(k) Plan.

 (6) Includes annual premiums in the amount of $3,120 paid by the Company on a term life insurance policy.

 (7) Includes fiscal 2000 bonus paid in May 2000 (fiscal 2001).

 (8) Includes fiscal 1999 bonus paid in April 1999 (fiscal 2000).

 (9) Includes commissions earned by Mr. Tullie in the amount of $ 333,961.

(10) Includes commissions earned by Mr. Tullie in the amount of $107,521.

(11) Includes commissions earned by Mr. Tullie in the amount of $91,714, of which $66,630 was paid to Mr. Tullie in fiscal 1999 and $25,084 was paid to Mr. Tullie in fiscal 2000.

(12) Includes a sign-on bonus in the amount of $25,000.

                       STOCK OPTION GRANTS AND EXERCISES

  The following tables show for the fiscal year ended March 31, 2001 certain information regarding options granted to, exercised by, and held at year end by, the Company's Chief Executive Officer and each of its four other most highly compensated executive officers at March 31, 2001, and hypothetical gains on such options based on 5% or 10% annual compound stock price appreciation during the ten year option term.

                     Option/SAR Grants in Last Fiscal Year

                           Individual Grants (1)
                         -------------------------
                                                                           Potential Realizable
                                       % of Total                         Value at Assumed Annual
                          Number of   Options/SARs                         Rates of Stock Price
                          Securities   Granted to                         Appreciation For Option
                          Underlying  Employees in Exercise Or                   Term (2)
                         Options/SARs    Fiscal    Base Price  Expiration -----------------------
   Name                   Granted (#)   Year (3)    ($/sh)(4)     Date      5% ($)      10% ($)
   ----                  ------------ ------------ ----------- ---------- ----------- -----------
David M. Rickey.........   800,000        4.56      $ 53.875    12/21/10  $27,105,358 $68,690,300

Thomas L. Tullie........   100,000         .57      $64.0625    10/30/10  $ 4,028,856 $10,209,913
                           125,000         .71       $53.875    12/21/10   $4,235,212 $10,732,860

Gregory A. Winner.......   150,000         .71      $ 53.875    12/21/10  $ 5,082,255 $12,879,431

William E. Bendush......   125,000         .71      $ 53.875    12/21/10  $ 4,235,212 $10,732,859

Brent E. Little.........   150,000         .71      $ 53.875    12/21/10  $ 5,082,255 $12,879,431

--------
(1) Consists of options granted pursuant to the 1992 Stock Option Plan. Options granted under the 1992 Plan to new hires generally become exercisable over four years from the date of grant with one-fourth of the shares becoming exercisable one year from the date of grant and the remaining shares becoming exercisable on a monthly basis thereafter for the remaining 36 months. Options granted under the 1992 Plan to current employees generally become exercisable on a monthly basis over a period of 48 months from the date of grant. All figures have been adjusted to reflect the Company's September 1999, March 2000 and October 2000 two-for-one stock splits.

(2) These amounts are calculated based on the exercise price of the options and not on the current fair market value of the Common Stock. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(3) An aggregate of 17,561,296 options to purchase shares of Common Stock of the Company were granted during fiscal 2001, of which 16,861,296 shares were granted to employees.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or offset by the underlying shares, subject to certain conditions.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                              Value of Unexercised
                                                           Number of Unexercised Options    In-the-Money Options at
                         Shares Acquired      Value           at Fiscal Year End (#)          Fiscal Year End ($)
   Name                  on Exercise (#) Realized ($) (1) Exercisable/Unexercisable(2)(3) Exercisable/Unexercisable(4)
   ----                  --------------- ---------------- ------------------------------- ----------------------------
David M. Rickey.........     780,000       $58,586,756         1,256,667 / 4,423,333        $  447,710 / $9,025,186
Thomas L. Tullie........         --                --            387,357 / 649,687          $3,663,068 / $2,426,015
Gregory A. Winner.......     125,000       $ 7,829,063           210,623 / 874,377                   --/--
William E. Bendush......     415,779       $29,135,368           139,955 / 869,266          $  663,635 / $5,452,429
Brent E. Little.........      95,000       $ 5,400,712           684,873 / 1,006,791        $6,535,754 / $5,361,004

--------
(1) This value has been calculated based on the fair market value of the Company's Common Stock as of the date of exercise as determined by the closing price of the Common Stock on The Nasdaq National Market as of the date of exercise minus the applicable per share exercise price or, in the case of same-day-sale, by the actual sale price of the stock minus the applicable per share exercise price.

(2) No stock appreciation rights ("SARs") were outstanding during fiscal 2001.

(3) Options granted prior to March 27, 1998 under the 1992 Plan are generally immediately exercisable, but subject to a right of repurchase pursuant to the vesting schedule of each such grant. Options granted on or after March 27, 1998 are exercisable only as to those shares that are vested. Accordingly, the table reflects those options that are exercisable, not those options that are vested.

(4) Based on the $16.50 per share closing price of the Company's Common Stock on The Nasdaq National Market on March 30, 2001, less the exercise price of the options.

            EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

  In January 1996, the Company entered into a letter agreement with David M. Rickey, the Company's Chairman of the Board, Chief Executive Officer and President. This agreement entitles Mr. Rickey to a salary of $275,000 per year and term life insurance purchased by the Company for the benefit of Mr. Rickey's estate. The agreement provides that if the Company is acquired and the per share value of the Company's Common Stock is less than $0.75 per share, the Company will compensate Mr. Rickey for the difference between $0.75 per share and the per share merger or sale price determined by the Company's Board. The letter agreement provides that Mr. Rickey's employment is at will and terminable by the Company or Mr. Rickey for any reason, with or without cause, and with or without notice.

  In accordance with the terms of the Company's 1992 Stock Option Plan (the "1992 Plan"), if the Company enters into certain change-of-control transactions, any option granted under the 1992 Plan to purchase shares of Common Stock shall vest and become immediately exercisable for the number of shares that would otherwise be vested and exercisable under the terms of the option one year after the date of the change-of-control transaction. This would apply to options granted under the 1992 Plan to any of the Named Executive Officers.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                         ON EXECUTIVE COMPENSATION (1)

  The following is a report of the Compensation Committee of the Board (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended March 31, 2001.

  The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also grants options under the Company's equity incentive plans. Executive officers who also are directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Philosophy

  Under the supervision of the Committee, the Company's compensation policy is designed to attract, motivate and retain qualified key executives critical to the Company's growth. It is the objective of the Company to have a portion of each executive's compensation dependent upon the Company's performance as well as upon the executive's individual performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in cash and tied to the achievement of certain annual performance goals and (iii) stock options which are designed to align the long-term interests of the executive officer with those of the Company's stockholders.

  The Committee considers the total compensation of each executive officer in establishing each element of compensation. All incentive compensation plans are reviewed at least annually to assure they meet the current strategies and needs of the Company.

  The summary below describes in more detail the factors that the Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

  Base salary ranges are established based on benchmark data from nationally recognized surveys of similar high-technology companies that compete with the Company for executive officers and Company research of peer companies. Peer companies include semiconductor and telecommunications companies operating in similar markets. Each executive officer's base salary is established on the basis of the individual's qualifications and relevant experience and benchmarked annually against the compensation levels of executives at similar high-technology companies. Base salary is generally adjusted once each year based on the individual executive's contribution and performance over the previous year and his or her current salary in relation to the midpoint of the salary range.

Variable Bonus

  The Committee believes that a substantial portion of the annual compensations of each executive should be in the form of variable incentive pay to reinforce the attainment of Company goals. The Executive Bonus Plan rewards achievement of specified levels of corporate profitability. A pre-determined formula, which takes into account profitability against the annual plan approved by the Board, is used to determine the bonus pool. The individual executive officer's share of the bonus pool is based upon discretionary assessment of each officer's performance during the prior fiscal year and is benchmarked against bonus practices of surveyed high-technology companies.

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stock Options

  The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers and employees with stockholders of the Company and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with a long-term stake in the business.

  In fiscal 2001, the Company changed from an annual stock option grant to two biannual grants (each biannual grant is smaller to adjust for twice-a-year grants). The Committee made this change to mitigate the vast stock price fluctuations of the securities market.

  Factors considered in granting stock options to executive officers include the individual's position and responsibilities with the Company, his or her performance and contribution, number of options vested over the prior twelve months, number of options remaining that are unvested and market practices.

  Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years from the date of grant). The options typically vest in periodic installments over a four-year period contingent upon the executive officer's continued employment with the Company. Accordingly, the options will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation for the Chief Executive Officer

  David M. Rickey has served as the Company's President and Chief Executive Officer since February 1996. In August 2000, Mr. Rickey was named as Chairman of the Board.

  Base Salary: The Committee reviews the Chief Executive Officer's major accomplishments and reported base salary information for the chief executive officers of other companies in the Company's peer group. Based on this information, the Committee recommends a salary adjustment to the Board. In fiscal 2001, Mr. Rickey led the Company to a 153% increase in revenue and a 187% increase in pro forma(1) net income over fiscal 2000. In accordance with established policy, in February 2001, the Committee set Mr. Rickey's base salary at $480,000 per year. This placed Mr. Rickey's base salary between the 60th and 65th percentile of Chief Executive Officer base pay of surveyed peer companies.

  Cash Incentive: The Committee exercises judgment in awarding a cash incentive to the Chief Executive Officer, based on the achievement of overall Company financial and business goals. In consideration of his leadership and the Company's financial performance in fiscal 2001, the Committee awarded Mr. Rickey a variable bonus of $500,000 in April 2001. This bonus placed Mr. Rickey at the 60th percentile in comparison with surveyed peer companies.

  Long Term Incentive: The Committee approves stock option grants for the Chief Executive Officer consistent with its evaluation of Company financial performance with respect to net income. The Committee exercises its judgment in determining a final award, as there is no pre-established formula for determining the award. In December 2000, Mr. Rickey was granted a stock option to purchase 800,000 shares of Common Stock at an exercise price of $53.875 per share. The number of shares subject to this stock option grant was equivalent to half of the option shares Mr. Rickey vested during the fiscal year. This grant fell mid-range among peer companies for percent of options granted to the Chief Executive Officer in relation to total options granted to employees in the fiscal year.

--------
(1) Please see our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 or page 13 in the financial section of the Annual Report mailed in connection with this Proxy Statement for an explanation of the pro forma financial statements and amounts reconciling to financial statements prepared in accordance with accepted accounting principles.

Tax Deductibility

  The committee has considered the impact of Section 162(m) of the IRS Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four most highly compensated executive officers unless such compensation meets the requirements for the "performance based compensation". As the cash compensation paid by the Company to each of its executives is expected to be below $1 million and the Committee believes that options granted under the Company's 1992 Stock Option Plan to such officers will meet the requirements for qualifying as performance based compensation, the Committee believes that
Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executives. It is the Committee's policy to qualify to the extent reasonable its executives officer compensation for deductibility under applicable tax law. However, the Company may, from time to time, pay compensation to its officers that may not be deductible.

                                          COMPENSATION COMMITTEE
                                          Arthur B. Stabenow, Chairman
                                          S. Atiq Raza
                                          Harvey P. White

                REPORT OF THE AUDIT COMMITTEE OF THE BOARD (1)

  The Audit Committee is comprised solely of independent directors, as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, and it operates under a written charter adopted by the Board, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board. The purpose of the Audit Committee, as more fully described in its charter, is the general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

  Among other matters, the Audit Committee monitors the activities and performance of the Company's independent auditor, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls.

  In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just acceptability, of the accounting principles, reasonableness of significant judgement, and clarity of disclosures in the financial statements.

  The Audit Committee reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgements as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgements, and clarity of disclosures in the financial statements. In addition, the independent auditor represented that, its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees."

  The Company's independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditor that firm's independence.

  In reliance on the Audit Committee's reviews and discussions with management and the independent auditor, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's annual report on Form 10-K for the fiscal year ended March 31, 2001.

                                          AUDIT COMMITTEE
                                          Franklin P. Johnson, Jr., Chairman
                                          William K. Bowes Jr.
                                          L. Wayne Price

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board currently consists of Messrs. Raza, Stabenow and White. None of these directors has at any time been an officer or employee of the Company or any subsidiary of the Company. During the last fiscal year, no interlocking relationship existed between the Company's Board or Compensation Committee and the board of directors or compensation committee of any other company.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

  The following graph compares the cumulative total stockholder return data for the Company's Common Stock since November 25, 1997 (the date on which the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of
(i) The Nasdaq National Market Composite Index (ii) the Nasdaq Electronic Components Stock Index and (iii) the S & P 500. The graph assumes that $100 was invested in the Common Stock of the Company and in each of the comparative indices on November 25, 1997, the date on which the Company completed the initial public offering of its Common Stock. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $1.00, the price at which such stock was first offered to the public by the Company on the date of its initial public offering (adjusted to reflect the September 1999, March 2000 and October 2000 two-for-one stock splits) and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                        11/25/97 3/31/98 3/31/99 3/31/00 3/31/01
                                        -------- ------- ------- ------- -------
Applied Micro Circuits Corporation.....   100      281     534    7503    1650
Nasdaq Electronic Components...........   100      100     144     419     131
Nasdaq National Market.................   100      116     157     291     117
S & P 500..............................   100      117     138     164     128

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             CERTAIN TRANSACTIONS

  In February 1996, the Company entered into a loan arrangement with Mr. Rickey, the Company's Chairman of the Board, Chief Executive Officer and President, pursuant to which the Company loaned to Mr. Rickey $150,000 ("Note No. 1") and $53,000 ("Note No. 2") at an annual interest rate of 5.32%. Note No. 1 was a full recourse, unsecured real estate bridge loan with accrued interest and principal payable upon the earlier of February 12, 1999 or the sale of the house in which Mr. Rickey lived prior to relocating to San Diego to accept employment as the Company's President and Chief Executive Officer. Note No. 2 was the reinstatement of a loan which had been made previously to Mr. Rickey in connection with the exercise of incentive stock options while serving as Vice President, Manufacturing for the Company. Note No. 2 was a full recourse, unsecured promissory note with accrued interest and principal payable no later than February 12, 1999. Note No. 1 and Note No. 2 may be declared payable in full by the Company in the event that Mr. Rickey ceases to be employed by the Company. In May 1996, the Company entered into a loan agreement with Mr. Rickey pursuant to which the Company loaned $750,000 ("Note No. 3") to Mr. Rickey at an interest rate of 5.76% per annum compounded annually. The proceeds of the loan were used to exercise options granted by Mr. Rickey's former employer, which were expiring as a result of Mr. Rickey's termination of employment with the former employer in order to join the Company. The loan is evidenced by a non-recourse promissory note, which is secured by 46,500 shares of Common Stock of Advanced Micro Devices, Inc. The principal and accrued interest on Note No. 3 were due and payable in full on May 1, 1999, unless accelerated in whole or in part in the event of (i) a default under the loan agreement or pledge agreement for Note No. 3, (ii) a default in payment under Note No. 3 or any other promissory note issued to the Company by Mr. Rickey, (iii) the voluntary or involuntary termination of Mr. Rickey's employment with the Company or (iv) the sale of any portion of the Common Stock securing Note No. 3. Each of Note No. 1, Note No. 2 and Note No. 3 were approved by the Board pursuant to the approval of Mr. Rickey's offer of employment with the Company. In September 1996, Mr. Rickey repaid approximately $142,000 of the principal on Note No. 1, and in April 1997, Mr. Rickey delivered a full recourse, unsecured promissory note ("Note No. 4") with a principal amount of $12,392 and an interest rate of 5.91% per annum in payment of the balance of the amount owing under Note No. 1. In January 1999 and April 2000, the Board extended the due dates on the notes by one year, as these notes became due. In August 1999, Mr. Rickey repaid the $750,000 principal balance of Note No. 3 plus accrued interest of approximately $150,000 in full. In February 2001, Mr. Rickey repaid the remaining principal balance of Note No. 2 and Note No. 4 plus accrued interest of approximately $17,500. As of March 31, 2001, Mr. Rickey did not owe any amounts to the Company under Note No. 1, Note No. 2, Note No. 3, Note No. 4 or otherwise.

  In July 1997, Mr. Rickey exercised stock options granted under the 1992 Plan. In payment of the purchase price for the exercised shares, Mr. Rickey delivered full recourse promissory notes in principal amounts of approximately $400,000, $20,000 and $35,000 bearing interest at rates of 5.98%, 5.98% and
6.54%, respectively. The notes and accrued interest thereon were payable in full in February 2000, February 2000 and April 2001, respectively. In January 2000, the Board extended the maturity dates of the first two notes to February 2002 and the maturity date of the third note to April 2003. In May 2000, Mr. Rickey repaid the $400,000, $20,000 and $35,000 balances of each of these notes, respectively, plus accrued interest in an aggregate amount of approximately $85,000. As of March 31, 2001, Mr. Rickey did not owe any amounts to the Company under any of these notes or otherwise.

  In August 2000, the Company purchased $10 million of preferred stock of Raza Foundries, Inc., a company that builds and operates broadband networking and communications companies. S. Atiq Raza, a director of the Company, is the Chairman of the Board and Chief Executive Officer of Raza Foundries. The Company's investment, which represented less than a one-percent interest in Raza Foundries after the completion of the financing, was approved by the Board; Mr. Raza did not attend the Board meeting at which the investment was discussed and unanimously approved. Prior to the vote on this investment, the material facts as to Mr. Raza's relationship to and interest in Raza Foundries and the investment were disclosed to the Board. The Board was also told of the interests of David M. Rickey and Arthur B. Stabenow in a separate venture capital fund managed by Mr. Raza. At that time, each of Mr. Rickey and Mr. Stabenow had a less than one-percent interest in the venture capital fund and neither director had a material direct or indirect interest in Raza Foundries. Mr. Rickey and Mr. Stabenow abstained from the vote on the investment in Raza Foundries.

  The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 OTHER MATTERS

  The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board

                                          /s/ William E. Bendush
                                          William E. Bendush
                                          Secretary

July 12, 2001

  A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2001 is available without charge upon written request to: Investor Relations, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, California 92121.

                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                              SAN DIEGO, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 30,2001

TO THE STOCKHOLDERS OF APPLIED MICRO CIRCUITS CORPORATION:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, California 92121 on Thursday, August 30, 2001, at 10:00 a.m., local time, for the purposes stated on the reverse side. The undersigned hereby appoints William E. Bendush and David M. Rickey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Stock of Applied Micro Circuits Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


           AMCC
APPLIED MICRO CIRCUITS CORPORATION           VOTE BY INTERNET - www.proxyvote.com
6290 SEQUENCE DRIVE                                             -----------------
P.O. BOX 919018                              Use the Internet to transmit your voting instructions and for
SAN DIEGO, CA 92191-9018                     electronic delivery of information up until 11:59 P.M. Eastern
ATTN: INVESTORS RELATIONS                    Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                             VOTE BY PHONE - 1-800-690-6903
                                             Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote
                                             Voice provides you.

                                             VOTE BY MAIL -
                                             Mark, sign, and date your proxy card and return it in the postage-
                                             paid envelope we have provided or return it to Applied Micro
                                             Circuits Corporation, c/o ADP, 51 Mercedes Way, Edgewood NY 11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:               AMICRO                  KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
------------------------------------------------------------------------------------------------------------------------------------
APPLIED MICRO CIRCUITS CORPORATION

  Vote On Directors

  1.  To elect nine (9) directors to hold office until the 2002
      Annual Meeting of Stockholders;
                                                                          For  Withhold For All    To withhold authority to vote,
      01) David M. Rickey, 02) Roger A. Smullen, Sr., 03) William K.      All    All     Except    mark "For All Except" and write
      Bowes, Jr., 04) Franklin P. Johnson, Jr., 05) Arthur B. Stapenow,                            the nominee's number on the line
      06) L. Wayne Price, 07) S. Atiq Raza, 08) Douglas M. Spreng,                                 below,
      09) Harvey P. White.                                                [_]    [_]       [_]     ________________________________

  Vote On Proposals                                                                                        For   Against   Abstain

  2.  To approve an Amendment to the Company's 1998 Employee Stock Purchase Plan, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 8,000,000
      shares, to a total of 11,200,000 shares;                                                             [_]      [_]      [_]

  3.  To ratify the selection of Ernst and Young LLP as independent auditors of the Company for its
      fiscal year ending March 31, 2002; and                                                               [_]      [_]      [_]

  4.  To transact such other business as may properly come before the meeting or any adjournment or
      postponement thereof.                                                                                [_]      [_]      [_]


_________________________________________  _________                _________________________________________  _________
Signature (PLEASE SIGN WITHIN BOX)         Date                     Signature (Joint Owners)                   Date
